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                    [LETTERHEAD OF MARKET STREET FUND, INC.]

                               September 23, 1997


Board of Directors
Market Street Fund, Inc.
1050 Westlakes Drive
Berwyn, PA  19312

        Re:  Form N-14 Registration Statement

Directors:

         I have served as counsel to Market Street Fund, Inc. (the "Fund"), a Maryland corporation, in connection with its registration as an open-end management investment company under the Investment Company Act of 1940, as amended, and in connection with its registration of an indefinite number of shares of capital stock of its Growth Class (the "Shares") under the Securities Act of 1933, as amended, to be issued in connection with a combination of the Common Stock Portfolio and the Growth Portfolio of the Fund, with the Growth Portfolio becoming the surviving Portfolio. In this connection, I have examined the registration statement to be filed by you with the Securities and Exchange Commission on Form N-14 (the "registration statement"). I also am familiar with the actions taken by you at the board of directors meeting on July 25, 1997, in connection with the authorization, issuance and sale of the Shares.

         I have examined such Company records, certificates and other documents and reviewed such questions of law as I have considered necessary or appropriate for purposes of this opinion. In my examination of such materials, I have assumed the genuineness of all signatures and the conformity to the original documents of all copies submitted to me. As to various questions of fact material to my opinion, I have relied upon statements of officers and representatives of the Company and upon representations of the Company made in the registration statement.

         Based upon the foregoing, I am of the opinion that the Shares, when issued and sold in the manner described in the registration statement, will be legally issued, fully paid and non-assessable.



                                                     Very truly yours,


                                                     /s/ ADAM SCARAMELLA

                                                     Adam Scaramella